Exhibit 10.3

                        COMMON STOCK DELIVERY AGREEMENT


     This Common Stock Delivery Agreement (the "Agreement") is being made as of the 21st day of June, 2005 by and between Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), and Reckson Associates Realty Corp., a Maryland corporation (the "Company").

                                   Recitals
                                   --------

     WHEREAS, the Company is the general partner of the Operating Partnership;
and

     WHEREAS, the Operating Partnership and the Company have entered into an Underwriting Agreement, dated June 21, 2005, with Citigroup Global Markets Inc. (the "Underwriter"), as such Underwriting Agreement is incorporated by reference into a Terms Agreement, dated June 21, 2005, among the Operating Partnership, the Company and the Underwriter, providing for the sale to the Underwriter by the Operating Partnership of $250,000,000 aggregate principal amount of its 4.00% Exchangeable Senior Debentures due 2025 (the "Debentures") under the Indenture, dated as of March 26, 1999, among the Operating Partnership, as Issuer, the Company, as Guarantor, and The Bank of New York, as Trustee (the "Indenture"), and granting the Underwriter an option to purchase up to an additional $37,500,000 in principal amount of the Debentures to cover any over-allotments, which Debentures shall be exchangeable into cash and, if applicable, shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") under certain circumstances; and

     WHEREAS, the Debentures will be fully and unconditionally guaranteed as to the payment of principal thereof and interest thereon by the Company (the "Guarantee").

     NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants contained herein, the parties agree as follows:

                                   Agreement
                                   ---------

     1. The Operating Partnership hereby acknowledges that it is the primary obligor of the Debentures and is, therefore, responsible for the obligations contained in the Debentures, other than those related to the Guarantee.

     2. If the Operating Partnership determines, in its sole discretion, to deliver Net Shares (as such term is defined in the Debentures) upon an exchange of the Debentures by a holder in accordance with the terms of the Debentures and the Indenture, the Company agrees to issue to the Operating Partnership the number of shares of Common Stock determined by the Operating Partnership to be delivered to such holder in respect of such Net Shares, and the Operating Partnership hereby directs the Company to deliver such Net Shares to such holder on behalf of the Operating Partnership in accordance with the terms of the Debentures and the Indenture.

     3. The Operating Partnership agrees to issue to the Company on a concurrent basis a number of "Partnership Units" (as defined in the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated June 2, 1995, as amended) equal in number to the number of shares of Common Stock issued by the Company pursuant to this Agreement.

     4. The Company agrees that it will not consolidate with or merge into another business entity or transfer or lease all or substantially all of its assets, unless:

          o either (1) the Company is the continuing entity in the case of a merger or (2) the resulting, surviving or acquiring entity, if other than the Company, is a U.S. entity and it expressly assumes the Company's obligations under this Agreement and the Indenture;

          o immediately after giving effect to the transaction, no Event of Default under, and as defined in, the Indenture and no circumstances which, after notice or lapse of time or both, would become an Event of Default under the Indenture, shall have happened and be continuing; and

          o the Company has delivered to the Trustee an officers' certificate and a legal opinion confirming that the Company has complied with the Indenture.

     5. Miscellaneous.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict laws, rules or principles.

          (b) No provision of this Agreement may be amended, modified or waived, except in writing signed by both parties.

          (c) In the event that any claim of inconsistency between this Agreement and the terms of the Indenture arise, as they may from time to time be amended, the terms of the Indenture shall control.

          (d) If any provision of this Agreement shall be held illegal, invalid or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement between the parties hereto to the full extent permitted by applicable law.


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


          (e) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          (f) This Agreement may not be assigned by either party without the prior written consent of both parties.


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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.



                                RECKSON OPERATING PARTNERSHIP, L.P.

                                By:  Reckson Associates Realty Corp.,
                                     its General Partner


                                By:  /s/ Jason M. Barnett
                                     -----------------------------------------
                                     Name:    Jason M. Barnett
                                     Title:   Executive Vice President,
                                              General Counsel and Secretary



                                RECKSON ASSOCIATES REALTY CORP.


                                By:  /s/ Jason M. Barnett
                                     -----------------------------------------
                                     Name:    Jason M. Barnett
                                     Title:   Executive Vice President,
                                              General Counsel and Secretary


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